Gregory S. Weishar
Chief Executive Officer
Gregory S. Weishar
Chief Executive Officer
JMP SECURITIES
HEALTHCARE CONFERENCE 2011
September 27, 2011
JMP SECURITIES
HEALTHCARE CONFERENCE 2011
September 27, 2011
NYSE: PMC
Exhibit (a) (10)

SAFE HARBOR STATEMENT
SAFE HARBOR STATEMENT
These slides accompany an oral presentation by PharMerica, which contains forward-looking statements that are based on current expectations, estimates, our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate.  While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, even if our estimates or assumptions change.  In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-
looking statements. Factors which could cause our actual results to be materially different from those expressed in or implied by the forward-
looking statements we make include, but are not limited to, the outcome of, or developments concerning, the tender offer by Omnicare, Inc.
("Omnicare"); other potential commercial or business combination proposals that have or may be received in the future; the outcome of any litigation related to the Omnicare offer or any other offer or proposal and the Board’s recommendation to the stockholders concerning the
Omnicare offer or any other offer or proposal; our access to capital, credit ratings, indebtedness, and ability to raise additional financings and operate under the terms of our debt obligations; the effects of adverse economic trends or intense competition in the markets in which we operate; the effects of retaining existing customers and service contracts and our ability to attract new customers for growth of our business;
our ability to successfully pursue our development and acquisition activities and successfully integrate new operations and systems, including the realization of anticipated revenues, economies of scale, cost savings, and productivity gains associated with such operations; our ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs, and regulatory compliance costs; the effects of healthcare reform and government regulations, including, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries; changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payers to both us and its customers; our ability to anticipate a shift in demand for generic drug equivalents and the impact on the financial results including the negative impact on brand drug rebates; and other factors, risks and uncertainties referenced in our filings with the SEC, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2010.
Additional Information
These slides do not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer by Omnicare, we filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND
STOCKHOLDERS OF PHARMERICA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY
BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC by us through the web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by us may be obtained free of charge by contacting our information agent, Georgeson Inc., at (866) 647-8872.
These slides accompany an oral presentation by PharMerica, which contains forward-looking statements that are based on current expectations, estimates, our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate.  While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, even if our estimates or assumptions change.  In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-
looking statements. Factors which could cause our actual results to be materially different from those expressed in or implied by the forward-
looking statements we make include, but are not limited to, the outcome of, or developments concerning, the tender offer by Omnicare, Inc.
("Omnicare"); other potential commercial or business combination proposals that have or may be received in the future; the outcome of any litigation related to the Omnicare offer or any other offer or proposal and the Board’s recommendation to the stockholders concerning the
Omnicare offer or any other offer or proposal; our access to capital, credit ratings, indebtedness, and ability to raise additional financings and operate under the terms of our debt obligations; the effects of adverse economic trends or intense competition in the markets in which we operate; the effects of retaining existing customers and service contracts and our ability to attract new customers for growth of our business;
our ability to successfully pursue our development and acquisition activities and successfully integrate new operations and systems, including the realization of anticipated revenues, economies of scale, cost savings, and productivity gains associated with such operations; our ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs, and regulatory compliance costs; the effects of healthcare reform and government regulations, including, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries; changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payers to both us and its customers; our ability to anticipate a shift in demand for generic drug equivalents and the impact on the financial results including the negative impact on brand drug rebates; and other factors, risks and uncertainties referenced in our filings with the SEC, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2010.
Additional Information
These slides do not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer by Omnicare, we filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND
STOCKHOLDERS OF PHARMERICA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY
BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC by us through the web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by us may be obtained free of charge by contacting our information agent, Georgeson Inc., at (866) 647-8872.

TENDER OFFER DISCUSSION TENDER OFFER DISCUSSION 3

BACKGROUND TO OMNICARE’S OFFER
BACKGROUND TO OMNICARE’S OFFER
August 2010
Former Interim CEO of Omnicare and PharMerica CEO hold introductory meeting. Agree that two companies should at least know if combination would be feasible given inherent regulatory issues.  PharMerica later concludes antitrust issues difficult to overcome and neither company pursues.
April 2011
New Omnicare CEO and PharMerica CEO hold introductory meeting. Omnicare raises subject of potential combination.
June 2011
Omnicare sends letter to PharMerica stating its interest in pursuing transaction at unspecified price.  PharMerica CEO indicates that if Omnicare would accept all of the antitrust regulatory risk, then the companies could discuss whether a transaction makes sense.  Omnicare CEO states that he would never take such a proposal to Omnicare’s Board of Directors.
July 19, 2011 Omnicare sends letter to PharMerica proposing to acquire PharMerica for $15.00 per share.
July/August 2011
PharMerica proposes mechanism using third party to permit mutual evaluation of regulatory risks while protecting sensitive customer information and confidentiality for both companies.
Omnicare rejects this mechanism and continues to demand that PharMerica provide confidential customer information so Omnicare can unilaterally assess regulatory risk.
August 23, 2011
Omnicare makes public proposal to acquire PharMerica for $15.00 per share. PharMerica’s
Board unanimously rejects proposal as not in the best interest of the Company or its stockholders.
September 7, 2011 Omnicare commences tender offer to acquire PharMerica for $15.00 per share.
September 20, 2011
PharMerica Board unanimously rejects Omnicare offer; concludes it undervalues PharMerica and its future prospects, is illusory because it is subject to regulatory and other uncertainty, and is not in the best interests of PharMerica's stockholders.

WHY PHARMERICA BOARD REJECTED OMNICARE OFFER WHY PHARMERICA BOARD REJECTED OMNICARE OFFER
Omnicare's offer undervalues PharMerica and its future
prospects
The PharMerica Board believes Company will deliver greater value to stockholders by executing its strategic plan than accepting Omnicare offer
•
Plan is focused on client retention, customer service, improving core pharmacy services and acquisitions
PharMerica just starting to realize significant value creation potential of recent deals
•
Ark Pharmacy and ChemRx
Omnicare’s offer fails to compensate PharMerica stockholders for synergies
Omnicare would derive from combining #1 and #2 players in institutional pharmacy market
Omnicare’s offer does not reflect the unique strategic value of PharMerica to
Omnicare
•
PharMerica is nation’s second largest institutional pharmacy services company and largest remaining independent public company in institutional pharmacy market
Omnicare's offer undervalues PharMerica and its future
prospects
The PharMerica Board believes Company will deliver greater value to stockholders by executing its strategic plan than accepting Omnicare offer
•
Plan is focused on client retention, customer service, improving core pharmacy services and acquisitions
PharMerica just starting to realize significant value creation potential of recent deals
•
Ark Pharmacy and ChemRx
Omnicare’s offer fails to compensate PharMerica stockholders for synergies
Omnicare would derive from combining #1 and #2 players in institutional pharmacy market
Omnicare’s offer does not reflect the unique strategic value of PharMerica to
Omnicare
•
PharMerica is nation’s second largest institutional pharmacy services company and largest remaining independent public company in institutional pharmacy market

WHY PHARMERICA BOARD REJECTED OMNICARE OFFER
WHY PHARMERICA BOARD REJECTED OMNICARE OFFER
The offer is illusory because it is subject to significant regulatory uncertainty
Transaction would likely undergo lengthy regulatory review with no assurance of
Omnicare’s ability to complete transaction on timely basis or at all
•
Antitrust clearance to combine competitors with #1 and #2 market share in institutional pharmacy is likely to be difficult to achieve and involve lengthy administrative and court proceedings
While Omnicare has publicly expressed its confidence in timely regulatory approval, it has been unwilling to take on the contractual risk of closing
•
Unwilling to agree to “hell or high water” provision
•
Unwilling to offer reverse break-up fee
Even if antitrust issues could be resolved, the offer introduces unacceptably high risk to PharMerica stockholders and would have material adverse effect on
PharMerica's ability to attract and retain key personnel, employees and customers
Because Omnicare is a competitor of PharMerica, there are serious competitive risks to PharMerica and its business in providing non-public information to
Omnicare
The offer is illusory because it is subject to significant regulatory uncertainty
Transaction would likely undergo lengthy regulatory review with no assurance of
Omnicare’s ability to complete transaction on timely basis or at all
•
Antitrust clearance to combine competitors with #1 and #2 market share in institutional pharmacy is likely to be difficult to achieve and involve lengthy administrative and court proceedings
While Omnicare has publicly expressed its confidence in timely regulatory approval, it has been unwilling to take on the contractual risk of closing
•
Unwilling to agree to “hell or high water” provision
•
Unwilling to offer reverse break-up fee
Even if antitrust issues could be resolved, the offer introduces unacceptably high risk to PharMerica stockholders and would have material adverse effect on
PharMerica's ability to attract and retain key personnel, employees and customers
Because Omnicare is a competitor of PharMerica, there are serious competitive risks to PharMerica and its business in providing non-public information to
Omnicare

WHY PHARMERICA BOARD REJECTED OMNICARE OFFER
WHY PHARMERICA BOARD REJECTED OMNICARE OFFER
The timing of Omnicare’s unsolicited offer is opportunistic and disadvantageous to PharMerica's stockholders
Omnicare is taking advantage of PharMerica's lower stock valuation resulting from regulatory uncertainty in the industry due to new healthcare legislation
The offer is timed to deny PharMerica stockholders the full benefits of the wave of branded to generic drug conversions that will happen in 2012 and beyond that are expected to positively impact
PharMerica’s operating results
After its unsolicited proposal was rejected privately in July as inadequate, Omnicare publicized it during period of market
volatility in order to claim inflated premium
The timing of Omnicare’s unsolicited offer is opportunistic and disadvantageous to PharMerica's stockholders
Omnicare is taking advantage of PharMerica's lower stock valuation resulting from regulatory uncertainty in the industry due to new healthcare legislation
The offer is timed to deny PharMerica stockholders the full benefits of the wave of branded to generic drug conversions that will happen in 2012 and beyond that are expected to positively impact
PharMerica’s operating results
After its unsolicited proposal was rejected privately in July as inadequate, Omnicare publicized it during period of market
volatility in order to claim inflated premium

PHARMERICA – WELL POSITIONED TO DELIVER GREATER VALUE PHARMERICA – WELL POSITIONED TO DELIVER GREATER VALUE 8

2009 – 2010:
Solidified key
client
contracts
2008 – 2011:
Closed 32
pharmacies
2009 - 2011:
Closed Regional
Billing Offices
2007 – 2009:
Consolidation of
pharmacies
2009 – 2011:
Reorganized Sales &
Services and Operations
2007 - 2011:  Moved
to single operating
platform
2007 – 2011:
Introduced new
products
July 31, 2007:
PharMerica formed
through spin out of
Kindred and ABC
subsidiaries
2007:
Implemented SAP
2007 2011 2008 2009 2010
COMPANY HISTORY TIMELINE: POST-MERGER
COMPANY HISTORY TIMELINE: POST-MERGER
2011:  Renegotiated
PVA with
AmerisourceBergen
2008 – 2011:
Acquired 6
companies

CORPORATE GROWTH STRATEGY
CORPORATE GROWTH STRATEGY
Organic
growth
Organic
growth
Acquisitions
Acquisitions
Drive scale
economies
Drive scale
economies
Core Services
Purchasing
Product Development
Increase Share
Expand Market Reach
New Sales
Retention
Brand Price Increases
Growth in Utilization
Build a Scalable Platform to Capitalize on Future Industry Growth

ORGANIC GROWTH: SALES AND RETENTION
ORGANIC GROWTH: SALES AND RETENTION
Improve Customer
Service
Enhance  Medication
Availability
Improve Customer
Service
Enhance  Medication
Availability
Solutions
Solutions
Value Proposition
Value Proposition
Expand market offering
Expand market offering
Utilize technology to improve
customer experience and core
services
Utilize technology to improve
customer experience and core
services
Opportunities
Opportunities

Invested several million dollars in expansion and
training of Sales Organization
Segmented Sales team between Chain and Non-chain to
improve focus – January 2011
Chain Sales team - value proposition that leverages size, scope, technology, cost containment and account management
Non-chain Sales team – focused on both growth and retention
Provided extensive sales and territory management training
for all new and existing sales personnel
Incentive plans changed to reward new bed growth and
retention
Account Management Team organized between Chain
and Non-chain clients to focus on retention
Invested several million dollars in expansion and
training of Sales Organization
Segmented Sales team between Chain and Non-chain to
improve focus – January 2011
Chain Sales team - value proposition that leverages size, scope, technology, cost containment and account management
Non-chain Sales team – focused on both growth and retention
Provided extensive sales and territory management training
for all new and existing sales personnel
Incentive plans changed to reward new bed growth and
retention
Account Management Team organized between Chain
and Non-chain clients to focus on retention
ORGANIC GROWTH: SALES AND RETENTION
ORGANIC GROWTH: SALES AND RETENTION

DRIVING SCALE ECONOMIES
Completed Pharmacy Consolidations
Renegotiated Prime Vendor Agreement
Consolidated Billing, Census and Collections
Expanded After Hours Service
Instituted Field Services
Developed Key Value-Added Products
Developed National IV-Nursing Services Platform

Target
Closing
Date
Geographic Presence
Licensed Beds = 99,150
DISCIPLINED ACQUISITION STRATEGY ENHANCES
REVENUE GROWTH
DISCIPLINED ACQUISITION STRATEGY ENHANCES
REVENUE GROWTH
Limited integration risk given ability to combine with
PharMerica’s scale and financial flexibility
Limited integration risk given ability to combine with
PharMerica’s scale and financial flexibility
Ark Pharmacy 04/01/11 South Carolina 6x 2x
Lone Star
Pharmacy
12/31/10
Arizona, Nevada, Colorado,
Iowa, Florida, Texas
7x 4x
Chem Rx 11/04/10
Florida, New Jersey,
New York, Pennsylvania
7x 5x
Integrity
Pharmacy
Services
12/31/09
Florida, Massachusetts,
Pennsylvania
7x 4x
Continuum Care 08/11/09 Ohio, Kentucky, West Virginia 13x 13x
Pharmaster 10/01/08 Texas 5x 3x
Pre
Synergy
Multiple
Post
Synergy
Multiple
Annual Revenues = $601mm

OMNICARE’S OFFER IS NOT IN THE BEST INTEREST OF
PHARMERICA AND ITS STOCKHOLDERS
OMNICARE’S OFFER IS NOT IN THE BEST INTEREST OF
PHARMERICA AND ITS STOCKHOLDERS
Omnicare's offer undervalues PharMerica and its future prospects
The offer is illusory because it is subject to significant regulatory uncertainty
The timing of Omnicare’s unsolicited offer is opportunistic and disadvantageous to PharMerica's stockholders
Omnicare's offer undervalues PharMerica and its future prospects
The offer is illusory because it is subject to significant regulatory uncertainty
The timing of Omnicare’s unsolicited offer is opportunistic and disadvantageous to PharMerica's stockholders

16